EXHIBIT 10.1
SILA REALTY TRUST, INC.
DEFERRED STOCK AWARD AGREEMENT

Name of Participant:	[ ]

“Target” Number of Deferred Stock Units:	[ ] (the “Target Award”)*

Award Date:	[ ], 20[ ]

*The actual number of Deferred Stock Units earned may range from 0% to 150% of the Target Award, depending on the extent to which applicable vesting conditions set forth in the Vesting Schedule below are satisfied.

     THIS AGREEMENT (the “Agreement”) is made and entered into as of the day and date on the last page hereof (the “Award Date”), by and between Sila Realty Trust, Inc. (the “Company”), a Maryland corporation, and the individual Participant noted above (the “Participant”). Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the Plan as of the Award Date or in the “Definitions” section of EXHIBIT A. EXHIBIT A is incorporated by reference and is included in the definition of “Agreement.”
W I T N E S S E T H:
WHEREAS, the Company maintains the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company (the “Board”) or a committee thereof has authorized the grant to the Participant of a Deferred Stock Award under the Plan, and the Company and the Participant wish to confirm herein the terms, conditions, and restrictions of the Deferred Stock Award;
NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	AWARD OF DEFERRED STOCK UNITS
1.1 Award of Deferred Stock Units. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, the Company hereby awards to the Participant the “target” number of Deferred Stock Units noted above (the “Target Award”). The actual number of Deferred Stock Units earned may range from [ ] to [ ] of the Target Award, depending on the extent to which applicable vesting conditions set forth in the Vesting Schedule below are satisfied. By the execution of this Agreement, the Participant hereby accepts the Deferred Stock Units subject to all terms and provisions of this Agreement.
1.2 Vesting of Deferred Stock Units. Subject to the Participant’s Continuous Service through the applicable vesting date (except as otherwise provided below), the Participant shall become vested in a percentage of the Deferred Stock Units shown below based upon the level of achievement of [ ] and the following vesting schedule:

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Vesting Schedule:
[ ]	Percentage of Target Award Vested:

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

Performance will be measured over a [ ] performance period commencing on [ ] and ending on [ ] (the “Performance Period”). If [ ] falls between Threshold Performance and Target Performance or between Target Performance and Maximum Performance, the percentage of the Target Award that vests will be determined by straight-line interpolation. If [ ] is above Maximum Performance, [ ] of the Target Award shall vest and if [ ] is below Threshold Performance, [ ] percent of the Target Award shall vest. If the vesting schedule would result in a fractional Deferred Stock Unit vesting, any such fractional Deferred Stock Unit will be cancelled.

Except as provided below or as otherwise determined by the Committee, upon a termination of the Participant’s Continuous Service during the Performance Period, all Deferred Stock Units shall automatically be forfeited as of the date of such termination of Continuous Service.
(a) Termination due to death or Disability. If the Participant’s Continuous Service terminates during the Performance Period by reason of death or a termination by the Company due to the Participant’s Disability, the Participant shall immediately, as of the date of termination of Continuous Service, become vested in the Target Award.
(b) Termination by the Company without Cause or by the Participant for Good Reason. If the Participant’s Continuous Service terminates during the Performance Period due to a termination by the Company without Cause or by the Participant for Good Reason, the Participant shall immediately, as of the date of termination of Continuous Service, vest in a prorated portion of (i) if the termination occurs during the first [ ] fiscal years of the Performance Period, the Target Award, and (ii) if the termination occurs after the [ ] fiscal year, but before completion of the Performance Period, the greater of the Target Award and the percentage of the Target Award that would vest determined based on[ ] over the first [ ] years of the Performance Period. The amount determined pursuant to (i) or (ii) above, as the case may be, shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days in the Performance Period that have lapsed through the date of termination and the denominator of which is the total number of days in the Performance Period.
(c) Impact of a Change of Control. If a Change of Control occurs before completion of the Performance Period and before termination of the Participant’s Continuous Service, (i) if the Change of Control occurs during the first two fiscal years of the Performance Period, performance shall be deemed met at the Target Performance level and the Participant shall remain eligible to vest in the Target Award either by remaining in Continuous Service through the last day of the Performance Period (in which case vesting will occur on the last day of the Performance Period) or by virtue of an earlier termination of Continuous Service by reason of (A) death, (B) a termination by the Company due to the Participant’s Disability or for any other reason other than Cause, or (C) a termination by the Participant for Good Reason (in which case vesting will occur on the date of termination), and (ii) if the Change of Control occurs after the [ ] fiscal year, but before completion of the Performance Period, performance shall be deemed met at the greater of the Target Performance level and the level achieved based on [ ] over the first [ ] years of the Performance Period, and the Participant shall remain eligible to vest in such amount either by remaining in Continuous Service through the last day of the Performance Period (in which case vesting will occur on the last day of the Performance Period) or by virtue of an earlier termination of Continuous Service by reason of (A) death, (B) a termination by the Company due to the Participant’s Disability or for any other reason other than Cause, or (C) a termination by the Participant for Good Reason (in which case vesting will occur on the date of termination).
The Deferred Stock Units which have become vested pursuant to the vesting schedule or by virtue of such acceleration are herein referred to as the “Vested Deferred Stock Units” and all Deferred Stock Units which are not Vested Deferred Stock Units are sometimes herein referred to as the “Unvested Deferred Stock Units.”
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1.3 Settlement of Vested Deferred Stock Units. As soon as practicable after the last day of the Performance Period (and in all events no later than March 15 of the fiscal year following the last day of the Performance Period) or, if the Deferred Stock Units vest due to termination of the Participant’s Continuous Service, within thirty (30) days following the date of termination of the Participant’s Continuous Service, the Company shall issue to the Participant (or any subsequent transferee) a number of shares of Common Stock equal to the aggregate number of Vested Deferred Stock Units, together with any related Dividend Equivalents credited with respect to such Vested Deferred Stock Units pursuant to Section 1.4.
1.4 Rights as Stockholder; Dividend Equivalents & Voting Rights. The Participant (or any subsequent transferee) shall have no rights as a Stockholder with respect to any Deferred Stock Units until shares are issued pursuant to Section 1.3. The Participant shall be entitled to Dividend Equivalents with respect to the Vested Deferred Stock Units, as described herein. If the Company declares a normal cash dividend on its shares of Common Stock and the record date of such dividend is on or after the Award Date and on or before the date shares of Common Stock are issued pursuant to Section 1.3 in respect of any Vested Deferred Stock Units, the Participant (or any subsequent transferee) shall receive a Dividend Equivalent credit equal to such normal cash dividend for each outstanding Deferred Stock Unit. Any such Dividend Equivalent credits shall be accumulated (without interest) and shall be subject to the same terms and conditions as are applicable to the Deferred Stock Units to which the Dividend Equivalents relate, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in this Agreement. For avoidance of doubt, Dividend Equivalents shall be paid in cash on the date the Vested Deferred Stock Units to which they relate are converted into shares of Common Stock and they shall only be paid with respect to Vested Deferred Stock Units. Any dividends paid in the form of Common Stock of the Company or other securities shall be considered additional Deferred Stock Units and shall be subject to all terms and provisions of this Agreement as the underlying Deferred Stock Units. The Participant (or any subsequent transferee) shall have all voting rights applicable to shares of Common Stock for which the record date is on or after the date the shares are issued pursuant to Section 1.3. The Participant (or any subsequent transferee) shall have no rights whatsoever (dividend, voting or otherwise) with respect to Deferred Stock Units that are forfeited.
1.5 Withholding on Deferred Stock Units. The Participant hereby agrees that, in consideration for the grant of the Deferred Stock Units, the following federal and state tax withholding provisions shall apply with respect to the Deferred Stock Units, and the Participant shall be entitled to elect one (or a combination) of the following methods of satisfying the Company’s withholding obligations (see EXHIBIT B attached):
(a) Direct Payment on or prior to Withholding Event. The Participant may deliver to the Company cash and/or a check payable to the Company in the amount of all withholding obligations (whether federal, state or local) imposed on the Company with respect to such Deferred Stock Units.
(b) Withholding of Shares upon Withholding Event. The Participant may direct the Company to withhold from the shares of Common Stock that would otherwise be issued in respect of the Vesting Deferred Stock Units the smallest whole number of shares which, when multiplied by the Fair Market Value per share of the Common Stock, will be sufficient to satisfy the amount of such Withholding Obligations. If the Participant elects this method of satisfying withholding obligations, the Participant acknowledges and understands that any such withholding by the Company of any shares otherwise issuable in respect of the Vesting Deferred Stock Units may result in tax consequences to the Participant.
The Participant’s election of a method of withholding under this Section 1.5 must be made prior to the date the withholding obligation arises. The Participant’s election of a method of withholding under this Section 1.5 shall, once made, be irrevocable. If the Participant fails to timely make an election with respect to the vesting of any Award Shares, then the method specified in Section 1.5(b) shall automatically apply.
1.6 Investment Representations. The Participant hereby represents, warrants, covenants, and agrees with the Company as follows:
(a) Any shares of Common Stock issued in respect of the Deferred Stock Units will be acquired for the Participant’s own account without the participation of any other person, with the intent of holding the shares for investment and without the intent of participating, directly or indirectly, in a distribution of the shares and not with a view to, or for resale in connection with, any distribution of the shares, nor is the Participant aware of the existence of any distribution of the shares;

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(b) The Participant is not acquiring the shares of Common Stock issued in respect of the Deferred Stock Units based upon any representation, oral or written, by any person with respect to the future value of, or income from, the shares but rather upon an independent examination and judgment as to the prospects of the Company;
(c) The shares of Common Stock issued in respect of the Deferred Stock Units were not offered to the Participant by means of publicly disseminated advertisements or sales literature, nor is the Participant aware of any offers made to other persons by such means;
(d) The Participant is able to bear the economic risks of the investment in any shares of Common Stock issued in respect of the Deferred Stock Units, including the risk of a complete loss of the Participant’s investment therein;
(e) The Participant understands and agrees that any shares of Common Stock issued in respect of the Deferred Stock Units will be issued and sold to the Participant without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the “1933 Act”), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;
(f) Any shares of Common Stock issued in respect of the Deferred Stock Units cannot be offered for sale, sold or transferred by the Participant other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;
(g) The Company will be under no obligation to register any shares of Common Stock issued in respect of the Deferred Stock Units or to comply with any exemption available for sale of such shares without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to any shares of Common Stock issued in respect of the Deferred Stock Units;
(h) The Participant has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. The Participant has examined such of these documents as the Participant has wished and is familiar with the business and affairs of the Company. The Participant realizes that the purchase of any shares of Common Stock issued in respect of the Deferred Stock Units represents a speculative investment and that any possible profit therefrom is uncertain;
(i) The Participant has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The Participant has received all information and data with respect to the Company which the Participant has requested and which the Participant has deemed relevant in connection with the evaluation of the merits and risks of the Participant’s investment in the Company;
(j) The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the acquisition of any shares of Common Stock issued in respect of the Deferred Stock Units hereunder and the Participant is able to bear the economic risk of such purchase; and
(k) The agreements, representations, warranties, and covenants made by the Participant herein extend to and apply to all of the Deferred Stock Units and any shares of Common Stock issued to the Participant pursuant to this Agreement. Acceptance by the Participant of the Deferred Stock Units shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2	RESTRICTIONS & FORFEITURE OF DEFERRED STOCK UNITS
2.1 Restrictions on Transfer of Deferred Stock Units and Shares of Common Stock issued in respect of the Deferred Stock Units. All of the Deferred Stock Units and any shares of Common Stock issued in respect of the Deferred Stock Units shall be subject to the following transfer restrictions:
(a) General Rule. None of the Deferred Stock Units or any shares of Common Stock issued in respect of the Deferred Stock Units may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by the Participant, or if the Deferred Stock Units or shares of Common Stock are held or owned of
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record by a transferee, by such transferee, (either being referred to herein as the “Holder”), except as expressly provided in subsections (b), (c), or (d) below.
(b) Company Permitted Transfers. The Board or the Committee may, but shall not be obligated to, approve the transfer of any or all of the Deferred Stock Units or shares of Common Stock issued in respect of the Deferred Stock Units upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Deferred Stock Units or shares of Common Stock to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.
(c) Transfers upon Death. The Deferred Stock Units and shares of Common Stock issued in respect of the Deferred Stock Units may be transferred by the Holder to a transferee by bequest or by operation of the laws of descent and distribution upon the death of the Holder upon the condition that the transferee thereof execute and deliver to the Company such documents and agreements as the Company shall require to evidence the fact that the Deferred Stock Units and/or shares of Common Stock to be owned, either directly or beneficially, by such transferee shall continue to be subject to all the restrictions set forth in this Agreement and all applicable rights in favor of the Company set forth herein, and that such transferee is subject to and bound by such restrictions and provisions.
(d) Post Service Period Transfers. Any shares of Common Stock issued in respect of the Deferred Stock Units may be transferred by the Holder after the expiration of the one year period commencing on the date of the Participant’s cessation of Continuous Service (the “Post Service Period”), if and only if the Holder shall have first complied with the right of first refusal described in Section 2.3 below.

2.2 Company’s Right to Repurchase. During the Post Service Period, the Company shall have the right, but not the obligation, to purchase from the Holder all or any portion of any shares of Common Stock issued in respect of the Deferred Stock Units. The purchase price shall be the product of (1) a price per Award Share (the “Repurchase Price Per Share”), multiplied by (2) the number of shares of Common Stock the Company is repurchasing. If the Company elects to exercise its right to repurchase pursuant to this Section 2.2, it shall do so by giving written notice thereof to the Holder, which notice shall specify the number of shares of Common Stock held by the Holder as to which the Company is exercising its repurchase right. The repurchase by the Company and the sale by Holder of such shares of Common Stock shall be consummated not later than thirty (30) days following the date the Company gives written notice of its exercise of such repurchase right. Payment of the purchase price by the Company shall be in cash or by the Company’s check against delivery of the shares of Common Stock being repurchased. The Repurchase Price Per Share shall equal the Fair Market Value of a share of Common Stock as of the repurchase date, as determined by the Board.
2.3 Right of First Refusal. Before any shares of Common Stock issued in respect of the Deferred Stock Units held by the Holder may be sold or otherwise transferred (except for a transfer under Sections 2.1(b) or 2.1(c)), the Company or the stockholders of the Company (the “Stockholders”) shall have a right of first refusal to purchase the shares of Common Stock on the terms and conditions set forth in this Section 2.3 (the “Right of First Refusal”).
(a) Notice of Proposed Transfer. The Holder of the shares shall deliver to the Company a written notice (the “Notice”) stating (i) the Holder’s bona fide intention to sell or otherwise transfer such shares, (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”), (iii) the number of shares to be transferred to each Proposed Transferee, and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the shares (the “Offered Price”); in addition, by providing the Notice, the Holder is deemed to be offering to sell the shares at the Offered Price to the Company or the Stockholders, as the case may be.
(b) Exercise of Right of First Refusal. At any time within sixty (60) days after receipt of the Notice (the “Election Period”), the Company may, by giving written notice to the Holder, elect to purchase any or all of the shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. In the event the Company does not so elect to purchase any or all of the shares proposed to be transferred, the Company shall promptly provide the Notice to the Stockholders. In such event, at any time within the Election Period, the Stockholders may, by giving written notice to the Holder, elect to purchase any or all of the shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. The Stockholders shall have the right to accept the offer to purchase the shares proposed to be transferred for the consideration and on the terms and conditions specified in the Notice, with each Stockholder having the right to acquire its Pro Rata Allotment (as defined below). “Pro Rata Allotment” shall mean with respect to any shares proposed to be transferred, as determined for any Stockholder, the
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number of such shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned of record on the relevant date of determination by such Stockholder (on an as if converted basis), and the denominator of which is the number of shares of Common Stock owned of record on the relevant date of determination by all Stockholders (on a fully-diluted, as if converted basis). Each Stockholder shall have the right to assign its rights under this subsection (b) to the Company, or to the other Stockholders (proportionately, based upon proportions of the Pro Rata Allotment allocated to each Stockholder, excluding the assigning Stockholder).
(c) Purchase Price. The purchase price for the shares purchased under this Section 2.3 shall be the Offered Price. If the Offered Price includes consideration other than cash, the Board in good faith shall determine the cash equivalent value of the non-cash consideration.
(d) Payment. Payment of the purchase price shall be made, at the option of the Company or the Stockholders, as the case may be, either (i) in cash (by certified check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (if the Company shall be the purchasing party) or by any combination thereof within thirty (30) days after receipt of the Notice or (ii) in the manner and at the time(s) set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or the Stockholders as provided in this Section 2.3, then the Holder may sell or otherwise transfer such shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in a manner satisfactory to the Company and in writing that the provisions of this Section 2.3 shall continue to apply to the shares in the hands of such Proposed Transferee. If the shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company or the Stockholders, as the case may be, and the Company shall again be offered the Right of First Refusal, before any shares held by the Holder may be sold or otherwise transferred.
(f) Third Party Beneficiaries. The Participant agrees that the Stockholders are third party beneficiaries of the provisions of this Section 2.3 and that the Stockholders may enforce such provisions as if they were parties hereto. The Participant acknowledges that decisions that the Stockholders make with respect to the Company may be made in reliance upon the Participant entering into this Agreement, and the Company would not enter into this Agreement without the Participant agreeing to the provisions of this Section 2.3.
2.4 Pledging of any Shares of Common Stock Issued in respect of the Deferred Stock Units. If the Company incurs indebtedness and in connection therewith, at the time the Participant receives any shares of Common Stock in respect of the Deferred Stock Units, all other stockholders of the Company have either pledged their shares of Common Stock, or have been asked to pledge their shares of Common Stock for the benefit of certain lenders of the Company, the Participant, if so requested by the Company, shall pledge any such shares of Common Stock received in respect of the Deferred Stock Units on the same terms and conditions as the other stockholders of the Company and shall take such actions as may be required to accomplish the pledge as may be requested by the Company.
2.5 Market-Stand-Off Agreement. The Participant agrees that, if requested by the Company and its underwriters, the Participant will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company during the one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the 1933 Act provided that such agreement only applies to the first such registration statement of the Company which includes securities to be sold on the Company’s behalf to the public in an underwritten offering.
2.6 Termination of Restrictions. The restrictions contained in Sections 2.1 through 2.4 above shall continue in effect, notwithstanding the earlier termination or expiration of this Agreement, until ninety (90) days after the shares of Common Stock are listed on one or more established stock exchanges or national market systems. However, notwithstanding the foregoing, the Deferred Stock Units, whether owned by the Participant or any transferee thereof shall at all times remain subject to all restrictions imposed under Section 2.1.
2.7 Right of Setoff. At any closing of a purchase by the Company of Deferred Stock Units pursuant to Sections 2.2, or 2.3, the Company shall have the right to set off against and to deduct from any sums payable by it in connection with the purchase of Deferred Stock Units, the principal amount of and all accrued but unpaid interest on any indebtedness of the Participant owing to the Company on the date of the closing.

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3	GENERAL PROVISIONS
3.1 Legends. Each certificate (if any) representing shares of Common Stock issued in respect of the Deferred Stock Units shall, subject to Section 3.2 below, be endorsed with the following legend and the Participant shall not make any transfer of the shares without first complying with the restrictions on transfer described in such legend:
TRANSFER IS RESTRICTED
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN A DEFERRED STOCK UNIT AWARD AGREEMENT DATED [INSERT DATE OF THIS AGREEMENT], A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.
The Participant agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of any shares of Common Stock issued in respect of the Deferred Stock Units, and may also instruct its transfer agent, if any, not to register the transfer of any such shares unless the conditions specified in the foregoing legends are satisfied.
3.2 Removal of Legend and Transfer Restrictions.
(a) Any legend endorsed on a certificate pursuant to Section 3.1 and the stop transfer instructions with respect to any shares of Common Stock issued in respect of the Deferred Stock Units shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available.
(b) The restrictions described in the second sentence of the legend set forth in Section 3.1 may be removed at such time as permitted by Rule 144(k) promulgated under the Securities Act.
3.3 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no shares of Common Stock shall be issued in respect of the Deferred Stock Units except, in the reasonable judgment of the Board, in compliance with exemptions under applicable state securities laws of the state in which the Participant resides, and/or any other applicable securities laws.
3.4 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.
3.5 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed the Participant at the last known address of the Participant. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
3.6 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
3.7 Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
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3.8 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Deferred Stock Units (or any portion thereof) or any shares of Common Stock issued in respect of the Deferred Stock Units (or any portion thereof) in violation of the terms of this Agreement shall be null, void and without effect ab initio.

3.9 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
3.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
3.11 No Employment Rights Created. Neither the establishment of the Plan nor the award of Deferred Stock Units hereunder shall be construed as giving the Participant the right to continued employment with the Company.
3.12 Capitalized Terms. All capitalized terms used in this Agreement shall have the meanings given to them herein or in the Plan.
3.13 No Disclosure Duty. The Participant and the Company acknowledge and agree that the Company and its directors, officers or employees shall have no duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Deferred Stock Units or any shares of Common Stock issued in respect of the Deferred Stock Units.
3.14 Tax Consequences. THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAS FULLY CONSULTED WITH, THE PARTICIPANT’S OWN TAX CONSULTANTS REGARDING THE DEFERRED STOCK UNITS AND THE RESULTING IMPACT ON THE PARTICIPANT’S PERSONAL TAX SITUATION, PRIOR TO ENTERING INTO THIS AGREEMENT AND THAT THE PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PARTICIPANT’S RECEIPT, VESTING AND SETTLEMENT OF THE DEFERRED STOCK UNITS AND/OR THE RECEIPT OR DISPOSITION OF ANY SHARES RECEIVED IN RESPECT OF THE DEFERRED STOCK UNITS.
IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

COMPANY:	PARTICIPANT:
SILA REALTY TRUST, INC.:

By:
Its:

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EXHIBIT A

DEFINITIONS
A.     Agreement shall mean this Deferred Stock Award Agreement.
B.     [ ];
C.    [ ].
D.    Deferred Stock Unit shall mean a notional unit of measurement representing the economic equivalent of a share of Common Stock. Deferred Stock Units are not actual Shares.
E.     Cause shall have the meaning ascribed to such term (or term of similar import) in the Participant’s employment or similar agreement with the Company or, in the absence of such an agreement or a definition of cause (or term of similar import) in such agreement, shall have the meaning ascribed to such term in the Plan.
F.     Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
G.     Common Stock shall mean the Class A common stock of the Company.
H.     Company shall mean Sila Realty Trust, Inc., and any successor thereto.
I.     Committee shall mean the Compensation Committee of the Board of Directors.
J.     Disability shall have the meaning ascribed to such term (or term of similar import) in the Participant’s employment or similar agreement with the Company or, in the absence of such an agreement or a definition of disability (or term of similar import) in such agreement, shall mean physical or mental impairment that substantially limits one or more major life activities and prevents the Participant from performing his or her duties for the Company.
K.     Dividend Equivalent shall mean a right to receive the equivalent value of dividends paid on shares of Common Stock.
L.    Good Reason shall have the meaning ascribed to such term (or term of similar import) in the Participant’s employment or similar agreement with the Company or, in the absence of such an agreement or a definition of good reason (or term of similar import) in such agreement, shall have the meaning ascribed to such term in the Plan.
M.     [ ].
N.    Plan shall mean the Carter Validus Mission Critical REIT II, Inc. Amended and Restated 2014 Restricted Share Plan.
O.    Participant shall mean the individual shown on this Agreement as the Participant.
P.     Same Store Properties shall mean operating properties that were owned and operated for the entirety of each fiscal period being compared and exclude properties under development.
Q.     [ ]
R.    Unvested Deferred Stock Units shall mean the Deferred Stock Units which have not become vested pursuant to the Vesting Schedule or otherwise.
S.     Vested Deferred Stock Units shall mean the Deferred Stock Units which have become vested pursuant to the Vesting Schedule or otherwise.

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EXHIBIT B
WITHHOLDING ELECTION

TO:	Sila Realty Trust, Inc.

RE:	Withholding Election

This election relates to the Deferred Stock Units described below (the “Vesting Deferred Stock Units”):

Number of Vesting Deferred Stock Units:

Date of Issuance:

Deferred Stock Unit Award Agreement:
Deferred Stock Award Agreement (the “Agreement”) between the Participant (designated below) and Sila Realty Trust, Inc. (the “Company”).

Date of Award:

Target Number of Deferred Stock Units subject to the Agreement:

I, the undersigned Participant, hereby certify that:
-My correct name and current address are set forth at the end of this document.
-I have read and understand the Agreement and the various methods by which withholding obligations regarding the Vesting Deferred Stock Units subject to the Agreement may be satisfied.
-I do hereby elect the following method of withholding pursuant to Section 1.5 of the Agreement with respect to any withholding or other tax obligations (whether federal, state or local) imposed on the Company with respect to the Vesting Deferred Stock Units (the “Withholding Obligations”), assuming that I have met all requirements under the Plan relative to such election:

In accordance with Section 1.5(a), I hereby elect to pay to the Company the entire amount of all Withholding Obligations with respect to the Deferred Stock Units in cash or by check on or before the date such withholding obligation arises (or such other date as may be specified by the Company).

In accordance with Section 1.5(b), I hereby elect that the entire amount of all Withholding Obligations with respect to the Deferred Stock Units shall be paid by having the Company withhold from the shares of Common Stock that would otherwise be issued in respect of the Vesting Deferred Stock Units the smallest whole number of the shares which, when multiplied by the Fair Market Value per share of the Common Stock of the Company, will be sufficient to satisfy the amount of such Withholding Obligations. I further acknowledge and understand that such withholding by the Company of any shares otherwise issuable in respect of the Vesting Deferred Stock Units may result in tax consequences to me.
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-I understand that capitalized terms used in this Notice of Withholding Election without definition herein shall have the meanings given to them in the Deferred Stock Award Agreement and in the Plan.
-I also understand that if I do not timely (in accordance with the Deferred Stock Award Agreement and the Plan) submit this form properly completed, I shall be responsible for timely paying all Withholding Obligations and that the Company may withhold an amount sufficient to pay all the Withholding Obligations from any other amounts due or owing to me (including salary) if I do not do so.

PARTICIPANT:
Dated this day of , 20

Participant’s Address:

Printed Name:

Withholding Election Form

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